        AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JANUARY 29, 1996
                                                       Registration No. 33-69922

                       ----------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                     ------
                                 POST-EFFECTIVE
                               AMENDMENT NO. 3 TO
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                     ------

                                 DATASCOPE CORP.
                                 ---------------
             (Exact name of registrant as specified in its charter)

           Delaware                                        13-2529596
-------------------------------                  -------------------------------
(State or other jurisdiction of                  (I.R.S. Employer Identification
incorporation or organization)                               Number)


               14 Philips Parkway, Montvale, New Jersey 07645-9998
               ---------------------------------------------------
               (Address of principal executive offices) (Zip Code)

         Datascope Corp. 401(k) Savings and Supplemental Retirement Plan
         ---------------------------------------------------------------
                            (Full title of the Plan)

Lawrence Saper                                   Gerald Adler, Esq.
Chairman of the Board                            Shereff, Friedman, Hoffman
   and President                                   & Goodman, LLP
Datascope Corp.                                  919 Third Avenue
14 Philips Parkway                               New York, New York  10022
Montvale, New Jersey  07645-9998                 (212) 758-9500
(201) 391-8100

              ---------------------------------------------------
                      (Name, address and telephone number,
                   including area code, of agents for service)

                                    PART II

                             INFORMATION REQUIRED IN
                           THE REGISTRATION STATEMENT

Item 8.  Exhibits.

         The following exhibit is filed as part of this Post-Effective Amendment No. 3 to the Registration Statement:

         Exhibit
         Number           Description
         -------          -----------
         4                Amendment No. 6 to Datascope Corp. 401(k) Savings and
                          Supplemental Retirement Plan.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on January 29, 1996.

                                          DATASCOPE CORP.

                                          By: /s/ Lawrence Saper
                                              -------------------------
                                              Lawrence Saper
                                              Chairman of the Board and
                                              President

         Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 3 to the Registration Statement has been signed below by the following persons in the capacities and on the date indicated.

              SIGNATURE                            TITLE                                DATE
              ---------                            -----                                ----
/s/Lawrence Saper                     Chairman of the Board,
-------------------------             President and Director                            January 29, 1996
Lawrence Saper                        (Principal Executive Officer)

/s/Stephen E. Wasserman               Vice President, Chief Financial                   January 29, 1996
-------------------------             Officer, Treasurer; President,
Stephen E. Wasserman                  Patient Monitoring Division

     *                                          Director                                January 29, 1996
-------------------------
David Altschiller
     *                                          Director                                January 29, 1996
-------------------------
William L. Asmundson

     *                                          Director                                January 29, 1996
-------------------------
Joseph Grayzel, M.D.

     *                                          Director                                January 29, 1996
-------------------------
George Heller

     *                                          Director                                January 29, 1996
-------------------------
Norman M. Schneider

*By: /s/Lawrence Saper
    ---------------------
    Lawrence Saper
    Attorney in Fact

         Pursuant to the requirements of the Securities Act of 1933, the Datascope Corp. Benefits Committee, which administers the Datascope Corp. 401(k) Savings and Supplemental Retirement Plan, has duly caused this Post-Effective Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montvale, State of New Jersey, on January 29, 1996.

                                  DATASCOPE CORP. 401(K) SAVINGS
                                  AND SUPPLEMENTAL RETIREMENT PLAN


                                  By: /s/ Murray Pitkowsky
                                      --------------------------
                                      Murray Pitkowsky
                                      Member, Benefits Committee


                                  By: /s/ Richard Monastersky
                                      --------------------------
                                      Richard Monastersky
                                      Member, Benefits Committee


                                  By: /s/ Eric Nietsch
                                      --------------------------
                                      Eric Nietsch
                                      Member, Benefits Committee


                                  By: /s/ Phylis Payne
                                      --------------------------
                                      Phylis  Payne
                                      Member, Benefits Committee

                                Exhibit Index
                                -------------


Exhibit
  No.            Description
-------          -----------

   4 Amendment No. 6 to Datascope Corp. 401(k) Savings and Supplemental Retirement Plan.